UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 7, 2011
(Date of earliest event reported)

ALASKA AIR GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8957	91-1292054
(Commission File Number)	(IRS Employer Identification No.)

19300 International Boulevard, Seattle, Washington	98188
(Address of Principal Executive Offices)	(Zip Code)

(206) 392-5040
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Compensatory Arrangements of Certain Officers

On February 7, 2011, the Compensation Committee of the Board of Directors (the “Committee”) of Alaska Air Group, Inc. (the “Company”) took the following actions.

The Committee confirmed its philosophy to set base pay for senior-most executive officers below market, with an opportunity to earn market pay through short-term and long-term incentive plans if the Company performs well.  The Committee set base salary for Chairman and CEO Bill Ayer at $412,000, which is below the 25th percentile as compared to market, based on airline peer group information provided by the Committee's independent compensation consultant. The Committee also set base salary for the Company's other Named Executive Officers:  Alaska Airlines (“Alaska”) President Brad Tilden, $390,000; President of Horizon Air Industries, Inc. (“Horizon”) Glenn Johnson, $310,000; Alaska Chief Operating Officer Ben Minicucci, $295,000; and Alaska Air Group Vice President/Finance and Chief Financial Officer Brandon Pedersen, $265,000.

For the 2011 plan year, Performance-Based Pay plan participation rates for these executive officers remain at the same levels established by the Committee in 2010: 100% for Mr. Ayer, 85% for Mr. Tilden, 75% for Messrs. Johnson and Minicucci, and 65% for Mr. Pedersen. Participation rates are expressed as a percentage of base salary for the fiscal year assuming target performance is achieved. The actual amounts paid under the PBP plan may be higher if the performance targets are exceeded or lower (or even 0%) if the targets are not met.

The Committee also approved grants of stock options, restricted stock units (“RSUs”) and performance stock units under the Company's 2008 Performance Incentive Plan (“PIP”) to each of the Named Executive Officers. The table below presents the number of shares subject to each of these awards:

	Stock Options	RSUs	Performance Units
William S. Ayer	12,900	6,700	6,700
Bradley D. Tilden	10,200	5,300	5,300
Glenn S. Johnson	6,500	3,400	3,400
Benito Minicucci	7,800	4,000	4,000
Brandon S. Pedersen	2,760	1,440	1,440

Each stock option award was granted with an exercise price of $61.30, the closing price on the New York Stock Exchange of a share of Alaska Air Group common stock on February 7, 2011. The stock options are scheduled to vest in annual installments over a four-year period. The RSUs are scheduled to vest on the third anniversary of the grant date and are payable upon vesting in shares of Company common stock on a one-for-one basis. The performance units will be eligible to vest based on the Company's total shareholder return (“TSR”) relative to an airline peer group provided by the Committee's independent compensation consultant measured over the three-year period commencing January 1, 2011. The Company's performance will be ranked as compared to its peer group.  The percentage of the performance units that vest may range from 0% to 200%, depending on the Company's relative performance during that period. Vested performance units are payable in shares of Company common stock on a one-for-one basis.

The stock options, restricted stock unit awards and performance unit awards are evidenced by applicable forms of award agreement previously filed with the Securities and Exchange Commission.

Mr. Ayer's grant brings his target total direct compensation to approximately 15% below the 50th percentile as compared to market, based on airline peer group information provided by the Committee's independent compensation consultant.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC.
Registrant

Date: February 11, 2011

/s/ Brandon S. Pedersen
Brandon S. Pedersen
Vice President/Finance and Chief Financial Officer